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                                                                    Exhibit 10.9


                                                           March 31, 2003

Ms. Marian Onischak
Assistant Vice President
BNY Midwest Trust Company
2 North LaSalle Street, Suite 1020
Chicago, Illinois  60602

Dear Marian:

     Reference is made to the Indenture, dated as of December 1, 2000 (the "Indenture"), among HPSC Equipment Receivables 2000-1 LLC I and HPSC Equipment Receivables 2000-1 LLC II, as issuers (the "Issuers"), HPSC, Inc., as servicer (the "Servicer"), HPSC, Inc. and American Commercial Finance Corporation, as originators (the "Originators") and BNY Midwest Trust Company as indenture trustee (the "Indenture Trustee") and the Servicing Agreement dated as of December 1, 2000 (the "Servicing Agreement") among the Servicer, the Originators, the Issuers, the Indenture Trustee and BNY Asset Solutions, LLC, as back-up servicer. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Indenture or the Servicing Agreement, as the case may be.

     In consideration for the Indenture Trustee's continued service under the Indenture and the other Transaction Documents, and in conformity with the Offering Circular dated December 14, 2000 relating to the sale of the Notes, you have requested that the Servicer provide the Indenture Trustee with an indemnity covering the Indenture Trustee's performance of its duties under the Servicing Agreement and the other Transaction Documents.

     In accordance with your request, the Servicer hereby agrees to indemnify, defend and hold harmless the Indenture Trustee (which shall include any of its directors, employees, officers and agents), against and from, and reimburse for, any and all costs, losses, liabilities, obligations, expenses (including the reasonable fees and expenses of agents and counsel) claims, damages, injuries (to persons, property or natural resources), penalties, documentary stamp or similar taxes, actions, suits and judgments to the extent that such losses, claims, damages or liabilities arose out of, or were imposed upon the Indenture Trustee in connection with or by reason of the performance by the Indenture Trustee of its duties under the Servicing Agreement and the other Transaction Documents, from and after the closing of the subject transaction, except to the extent that such loss, expense, damage, claim or liability resulted from the Indenture Trustee's gross negligence or willful misconduct (the "Indemnity"). The Servicer agrees that the Indemnity shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation reasonably incurred. If the Servicer has made any indemnity payments to the Indenture Trustee pursuant to this letter and the Indenture Trustee thereafter collects any such amounts from others, the Indenture Trustee agrees to promptly repay such amounts collected to the Servicer, without interest. The provisions of this letter shall run directly to and be enforceable by the Indenture Trustee subject to the limitations hereof, and the indemnification provided herein by the Servicer

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shall survive the payment in full of the Notes, the termination of the
Indenture, and the resignation or removal of the Indenture Trustee.

     The undersigned hereby represents and warrants that this letter has been duly authorized, executed and delivered and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity.

     The undersigned and the Indenture Trustee agree that (i) the terms of this letter and the Indemnity contained herein will be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the Servicer and the Indenture Trustee hereunder shall be determined in accordance with such laws, without regard to the conflict of laws provisions of any state, and (ii) the Servicer and the Indenture Trustee each hereby waive any right to have a jury participate in resolving any dispute, sounding in contract, tort, or otherwise arising out of, connected with, related to, or in connection with this letter. Instead, any dispute resolved in court will be resolved in a bench trial without a jury.

     The signature page attached hereto may be executed by the Servicer and the Indenture Trustee in separate counterparts and facsimile signatures shall be deemed original for all purposes hereunder.

                                           HPSC, Inc., as Servicer


                                           By:  /s/ Rene Lefebvre
                                              -------------------------------
                                              Name: Rene Lefebvre
                                              Title: Chief Financial Officer


ACCEPTED AND AGREED:

BNY Midwest Trust Company, not in its
Individual capacity but solely as Indenture Trustee



By: /s/ M. Onischak
   -------------------------------
   Name: Marian Onischak
   Title: Assistant Vice President

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